Exhibit 99.1


                     [UNITED NATURAL FOODS, INC. LETTERHEAD]


FOR IMMEDIATE RELEASE
July 28, 2004

             UNITED NATURAL FOODS, INC. AND WHOLE FOODS MARKET, INC.
                  EXTEND CURRENT PRIMARY DISTRIBUTION AGREEMENT
                            THROUGH DECEMBER 31, 2004

       Companies Actively Collaborating on Definitive Long-Term Agreement

Dayville, Connecticut - July 28, 2004 - United Natural Foods, Inc., (Nasdaq:
UNFI) today announced the extension of their current primary distribution agreement with Whole Foods Market, Inc. (Nasdaq: WFMI) through December 31, 2004. The extension is consistent with the terms and conditions of their existing agreement, which was set to expire August 31, 2004, and was entered into to allow Whole Foods Market and United Natural Foods to finalize negotiations concerning a definitive long-term primary distribution agreement.

Steven Townsend, United Natural Foods Chairman and Chief Executive Officer commented. "We're proud of our strong track record of service to Whole Foods Market and are committed to completing a contract which will reflect the relationship we have developed over the last ten years. We believe this extension of our distribution agreement will provide us with enough time to complete the negotiations."

Walter Robb, Whole Foods Market Chief Operating Officer, said, "Whole Foods Market is looking forward to continuing our long and successful relationship with UNFI."

About United Natural Foods

United Natural Foods, Inc. carries and distributes over 35,000 products to more than 18,000 customers nationwide. The Company serves a wide variety of retail formats including conventional supermarket chains, natural product superstores and independent retail operators. For more information on United Natural Foods, Inc., visit the Company's web site at www.unfi.com.

About Whole Foods Market(R)

Founded in 1980 in Austin, Texas, Whole Foods Market (www.wholefoodsmarket.com) is the world's largest natural and organic foods supermarket and America's first national certified organic grocer. In fiscal year 2003, the company had sales of $3.1 billion and currently has 160 stores in the United States, Canada, and the United Kingdom. The Whole Foods Market motto, "Whole Foods, Whole People, Whole Planet"(TM) captures the company's mission to find success in customer satisfaction and wellness, employee excellence and happiness, enhanced shareholder value, community support and environmental improvement. Whole Foods Market, Harry's Farmers Market(R), and Fresh & Wild(R) are trademarks owned by Whole Foods Market IP, LP. Whole Foods Market employs more than 30,000 team members and has been ranked for seven consecutive years as one of the "100 Best Companies to Work for" in America by Fortune magazine.

UNITED NATURAL FOODS                        FINANCIAL RELATIONS BOARD
Rick D. Puckett                             Joseph Calabrese
Vice President, CFO and Treasurer           General Information
(860) 779-2800                              (212) 445-8434

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding United Natural's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, including but not limited to general business conditions, the impact of competition and our dependence on principal customers, see "Risk Factors" in the Company's quarterly report on Form 10-Q filed with the Commission on June 14, 2004, and its other filings under the Securities Exchange Act of 1934, as amended. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.